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                                                                   Exhibit 10.13

                      CONSULTING AND COMPENSATION AGREEMENT


     This Agreement is entered into effective as of January 1, 1997, by and between PARADISE MUSIC & ENTERTAINMENT, INC. (the "Company") and Thomas J. Edelman (the "Consultant").

     WHEREAS, over the past six months the Consultant has provided various services to the Company and the Company desires to retain the ability to contract for the services of the Consultant in the future and the Consultant is willing to make such services available subject to his other commitments.

     NOW, THEREFORE, in consideration of the mutual convenants and conditions hereafter set forth, the Company and the Consultant agree as follows:

     1. ENGAGEMENT OF AVAILABILITY. The Company wishes to be able to call upon the Consultant and the Consultant has agreed to be called upon by the Company subject to his availability over the next 18 months upon the terms and conditions set forth in the following paragraphs.

     2. ENGAGEMENT PERIOD. The Company wishes to be in a position to engage the Consultant during the period from January 1, 1997 through July 1, 1998 (the "Term").

     3. SERVICES. The Consultant will primarily aid and assist the Company with respect to financial matters and corporate strategy, in addition to his regular duties as a director of the Company.

     4. OBLIGATIONS. The Consultant agrees that during the Term, he will diligently endeavor to assist the Company subject to his other commitments, and that he will attempt to devote time and attention to the affairs of the Company on an as needed basis; provided, however, that this Agreement shall not restrict the Consultant from engaging, directly or indirectly, in any other business or activity.

     5. COMPENSATION. The Consultant shall receive compensation as agreed from time to time with the Company for any such services. In addition, for making himself available during such period, consultant shall receive a payment of $90,000 on July 1, 1998. Finally, the Consultant may introduce potential acquisitions to the Company and may assist the Company, at the Company's request, in an advisory capacity on other acquisitions being considered by the Company. For such services, the Consultant shall be paid such additional compensation as the Company may determine, it being understood and agreed that such compensation must be approved by a majority of the directors of the company other than the Consultant.

     6.   PARTIES IN INTEREST.   This agreement shall be binding upon, and shall
inure to the benefit of the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of the Company's equity, assets and/or business.


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     7.   CHOICE OF LAW.  It is the intention of the parties hereto that this
Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and prosecuted under and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of New York shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. In the event of any dispute, the prevailing party shall be entitled to recover legal fees and related expenses if such party receives any judgement against the Company related hereto.

     8. SEVERANCE OF INVALID PROVISIONS. In case any one or more of the provisions, or provisions, or portions thereof, of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     9. INTEGRATED AGREEMENT. This Agreement shall constitute the entire Agreement between the parties hereto relating to the Engagement of the Consultant as a Consultant.

     10. NOTICES. all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been given upon delivery personally or upon mailing by certified mail, return receipt requested, to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

     If to the Company:

          Paradise Music & Entertainment, Inc.
          420 West 5th Street, Fifth Floor
          New York, New York  10036

     If to the Consultant:

          Thomas J. Edelman
          c/o Snyder Oil Corporation
          595 Madison Avenue,  27th Floor
          New York, New York  10022

     11. INDEPENDENT CONTRACTOR RELATIONSHIP. the Consultant shall serve as an independent contractor to the Company pursuant to the terms and conditions of this Agreement and this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturers, co-partners, employer and employee, master and servant or any similar relationship between the company and the consultant, and the parties hereto expressly deny the existence of any such relationship.


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     12.  COUNTERPARTS; FACSIMILE SIGNATURE.  (a)  This Agreement may be
executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

          (b) Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

          IN WITNESS WHEREOF, the Consultant and the Company have each caused this Agreement to be duly executed as of the date first above written.

                              PARADISE MUSIC & ENTERTAINMENT, INC.


                              By:  ________________________________________
                                   Name:
                                   Title:



                              _____________________________________________
                                        Thomas J. Edelman